EXHIBIT 10.2
SECOND AMENDMENT TO THE
FROZEN FOOD EXPRESS INDUSTRIES, INC. 401(K) SAVINGS PLAN

This Amendment is adopted by FROZEN FOOD EXPRESS INDUSTRIES, INC. (the “Company”), a Texas Corporation, having its principal office in Dallas, Texas.

R E C I T A L S:

WHEREAS, the Company has previously established the Frozen Food Express Industries, Inc. 401(k) Savings Plan, as amended and restated, effective January 1, 2007 (the “Plan”), for the benefit of those employees who qualify there under and for their beneficiaries; and WHEREAS, the Plan was submitted to the Internal Revenue Service on January 25, 2007for a determination on the Plan’s qualification under the currently effective provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, the Job Creation and Worker Assistance Act of 2002, the American Jobs Creation Act of 2004, the Gulf Opportunity Zone Act of 2005, and the final provisions of Treasury Regulation Section 1.401(k) and Treasury Regulation Section 1.401(m) that are effective for Plan Years beginning on and after January 1, 2006; and

WHEREAS, the Internal Revenue Service has issued a favorable determination, conditioned on the adoption of the additional amendments contained herein; and

WHEREAS, the Company has determined it to be desirable to adopt such amendments; and

WHEREAS, the Company has the power to amend the Plan pursuant to Section 15.1 of the Plan;

NOW, THEREFORE, pursuant to Section 15.1 of the Plan, the Plan is hereby amended as follows, effective as specifically stated herein:

1.           Section 2.57 of the Plan shall be amended effective January 1, 2002, to be and read as follows:

Section 2.57 Severance from Employment. Severance from Employment means an Employee no longer is an Employee of the Employer or any Related Employer and the Employee’s new employer does not maintain the plan of the Employer or Related Employer. The term “Severance from Employment” shall replace the terms “Separation from Service” and “Severance from Service” wherever such terms are used herein.

2.           Section 5.6(g)(viii) of the Plan shall be amended, effective January 1, 2002, to be and read as follows:

Section 5.6 Maximum Additions

* * * * *
(g)   Definitions.  For purposes of the limitations of Code Section 415 set  forth in this Section, the following definitions shall apply:

(viii)   Maximum Permissible Amount means the lesser of:

(A)   the Defined Contribution Dollar Limitation, or

(B)   one-hundred percent (100%) of the Participant's compensation, within the meaning of Code Section415(c)(3) for a Limitation Year with respect to any Participant.

Defined Contribution Dollar Limitation means $40,000, as adjusted annually by the Secretary of the Treasury.

The compensation limit referred to in (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or419(A)(f)(2)) which is otherwise treated as an annual addition.

IN WITNESS WHEREOF,FROZEN FOOD EXPRESS INDUSTRIES, INC. has caused this Second Amendment to be executed this 27th day of February, 2008,effective as specifically stated herein, by the undersigned duly appointed and authorized officer.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: /s/ Stoney M. Stubbs, Jr.
Name: Stoney M. Stubbs, Jr.
Title: President and CEO